Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-193743 on Form S-8 of our report dated February 29, 2016, relating to the consolidated financial statements and financial statement schedules of Starwood Waypoint Residential Trust, and the effectiveness of Starwood Waypoint Residential Trust’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Colony Starwood Homes for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

New York, NY

February 29, 2016